SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                FORM 8-K/A-1


                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)  June 13, 1999


                            SPRINT SPECTRUM L.P.
                     SPRINT SPECTRUM FINANCE CORPORATION
           (Exact name of Registrant as specified in its charter)


           Delaware            333-06609-01             48-1165245
           Delaware            333-06609-02             43-1746537
     (State or Other      (Commission File Number)     (IRS Employer
      Jurisdiction of                                   Identification No.)
      Incorporation)



         4900 Main Street, Kansas City, Missouri         64112
        (Address of principal executive offices)       (Zip Code)


     Registrant's telephone number, including area code  (816) 559-1000


        (Former name or former address, if changed since last report)

                              EXPLANATORY NOTE

          This Amendment No. 1 is being filed in order to file the letter to the Securities and Exchange Commission from Deloitte & Touche LLP as an exhibit.


     Item 4.  Changes in Registrants' Certifying Accountant.

          At the June 13, 1999 meeting of the Board of Directors of Sprint Corporation, which is the parent of the Registrants, the directors approved the replacement, for the year ending December 31, 1999, of Deloitte & Touche LLP as the independent auditors for the Registrants with Ernst & Young LLP, independent auditors of Sprint Corporation since 1965.

          During 1998 and 1997, the reports by Deloitte & Touche LLP regarding the Registrants' financial statements did not contain any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. During 1997 and 1998 and any subsequent interim period preceding the replacement of Deloitte & Touche LLP as certifying accountant, there have not been any disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During 1997 and 1998 and any subsequent interim period preceding the replacement of Deloitte & Touche LLP as certifying accountant, no "reportable events", as described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission, have occurred.


            Item 7.  Exhibits.

          Letter to the Securities and Exchange Commission from Deloitte & Touche LLP.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

     Date: June 23, 1999

                                   SPRINT SPECTRUM L.P.


                                   By: /s/ Eric R. Slusser
                                   Eric R. Slusser, Vice President
                                                    and Controller


                                   SPRINT SPECTRUM FINANCE CORPORATION


                                   By: /s/ Eric R. Slusser
                                   Eric R. Slusser, Controller

     June 23, 1999




     Securities and Exchange Commission
     Mail Stop 9-5
     450 5th Street, N.W.
     Washington, D.C.  20549

     Dear Sirs/Madams:

     We have read and agree with the comments in Item 4 of Form 8-K of Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation dated June 13, 1999.


     Yours truly,

     /s/ Deloitte & Touche LLP

     Deloitte & Touche LLP
     Kansas City, Missouri